Exhibit 10.188

                               TRANSFER AGREEMENT

            This TRANSFER AGREEMENT (this "Agreement"), dated as of September 15, 2006, is by and among Bluegreen Corporation, a Massachusetts corporation ("Bluegreen"), BXG Timeshare Trust I, a statutory trust formed under the laws of the State of Delaware ("BXG Timeshare I" or the "Seller") and Bluegreen Receivables Finance Corporation XII, a Delaware corporation (the "Depositor"), and their respective permitted successors and assigns.

                              W I T N E S S E T H:
                              - - - - - - - - - -

            WHEREAS, in connection with the transactions contemplated by (i) that certain purchase and contribution agreement, dated as of May 1, 2006 (the "Warehouse Purchase and Contribution Agreement") by and between Bluegreen Timeshare Finance Corporation I, as depositor (the "Warehouse Depositor") and Bluegreen, as seller, (ii) that certain sale agreement, dated as of May 1, 2006 (the "Warehouse Sale Agreement") by and between the Warehouse Depositor and BXG Timeshare I, (iii) that certain indenture, dated as of May 1, 2006 (the "Warehouse Indenture"), by and among BXG Timeshare I, Bluegreen, as servicer (the "Warehouse Servicer"), Vacation Trust, Inc., as club trustee, Concord Servicing Corporation, as backup servicer, U.S. Bank National Association, as indenture trustee, and Branch Banking and Trust Company, as agent, and (iv) that certain note funding agreement, dated as of May 1, 2006 (the "Warehouse Note Funding Agreement") by and among BXG Timeshare I, as issuer, Bluegreen, as seller and as servicer, the Warehouse Depositor, Branch Banking and Trust Company, as agent, and the purchasers named therein, (A) Bluegreen sold, transferred and conveyed, from time to time, all of its right, title and interest in, to and under certain timeshare loans, receivables and related security (the "Warehouse Timeshare Loans") to the Warehouse Depositor, (B) the Warehouse Depositor sold the Warehouse Timeshare Loans to BXG Timeshare I and
(C) BXG Timeshare I issued five classes of notes (the "Warehouse Notes") secured by the Warehouse Timeshare Loans;

            WHEREAS, in connection with each sale of the Warehouse Timeshare Loans to the Warehouse Depositor under the Warehouse Purchase and Contribution Agreement, Bluegreen made certain representations and warranties with respect to the Warehouse Timeshare Loans as of the related transfer dates;

            WHEREAS, the Depositor has been established as a bankruptcy-remote entity owned by Bluegreen for the purpose of acquiring the Warehouse Timeshare Loans and, from time to time, other Timeshare Loans sold and/or contributed to it by Bluegreen, as the case may be, in accordance with the provisions of the Bluegreen Purchase Agreement;

            WHEREAS, on the Closing Date, (i) the Seller wishes to sell all of its right, title and interest in and to the Warehouse Timeshare Loans (the "Initial Timeshare Loans") to the Depositor in accordance with the provisions of this Agreement, (ii) the Depositor intends, concurrently with the purchase of the Initial Timeshare Loans from the Seller, to sell, transfer and


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otherwise  absolutely  convey,  and  BXG  Receivables  Note  Trust  2006-B  (the
"Issuer") intends to purchase the Initial Timeshare Loans and other timeshare loans, and (ii) the Issuer intends to pledge such Initial Timeshare Loans and other timeshare loans acquired thereby to U.S. Bank, National Association, as indenture trustee (in such capacity, the "Indenture Trustee") and custodian (in such capacity, the "Custodian"), pursuant to an indenture, dated as of September 15, 2006 (the "Indenture"), by and among the Issuer, Bluegreen, as servicer (the "Servicer"), the Club Trustee and the Indenture Trustee, to secure the Issuer's 5.605% Timeshare Loan-Backed Notes, Series 2006-B, Class A, 5.704% Timeshare Loan-Backed Notes, Series 2006-B, Class B, 5.952% Timeshare Loan-Backed Notes, Series 2006-B, Class C, 6.468% Timeshare Loan-Backed Notes, Series 2006-B, Class D, 7.210% Timeshare Loan-Backed Notes, Series 2006-B, Class E and 9.377% Timeshare Loan-Backed Notes, Series 2006-B, Class F (collectively, the "Notes");

            WHEREAS, Bluegreen originated the Initial Timeshare Loans, is familiar with the terms of the Initial Timeshare Loans and is the Warehouse
Servicer and has been servicing each of the Initial Timeshare Loans in accordance with the Servicing Standard and the applicable provisions of the Warehouse Indenture and it has not taken or failed to take any action to cause a breach of the representations and warranties set forth in the Warehouse Purchase and Contribution Agreement;

            WHEREAS, in consideration for providing the representations and warranties set forth in Section 5 of this Agreement and having the obligation to cure any material breaches thereof, or to repurchase or substitute any Defective Timeshare Loans, and to provide the indemnities set forth hereunder, Bluegreen desires: (i) to act as the Servicer on behalf of the holders of the Notes, for which Bluegreen shall be entitled to receive a Servicing Fee and Additional Servicing Compensation in accordance with the provisions of the Indenture, (ii) to act as the Administrator on behalf of the Issuer and the Owner Trustee, for which Bluegreen shall be entitled to an Administrator Fee, (iii) to have the option, but not the obligation, to purchase or substitute Upgrade Club Loans pursuant to the terms and conditions set forth in this Agreement and the Transaction Documents and (iv) to have the option, but not the obligation, to purchase or substitute Defaulted Timeshare Loans, which such option may be waived with respect to any Defaulted Timeshare Loan, in each case, pursuant to the terms and conditions set forth herein; and

            WHEREAS, Bluegreen, as the sole stockholder of the Depositor, who is the residual interest owner of the Issuer, will derive an economic benefit from the sale hereunder of the Initial Timeshare Loans to the Depositor.

            NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

            SECTION 1. Definitions; Interpretation. Capitalized terms used but not defined herein shall have the meanings specified in "Standard Definitions" attached as Annex A to the Indenture.


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            SECTION 2. Acquisition of Timeshare Loans.

            (a) Initial Timeshare Loans. On the Closing Date, in return for the Timeshare Loan Acquisition Price for each of the Initial Timeshare Loans, the Seller does hereby transfer, assign, sell and grant to the Depositor, without recourse (except as provided in Section 6 and Section 8 hereof), any and all of the Seller's right, title and interest in and to (i) the Initial Timeshare Loans listed on Schedule III hereto, (ii) the Receivables in respect of such Initial Timeshare Loans due after the related Cut-Off Date, (iii) the related Timeshare Loan Documents (excluding any rights as developer or declarant under the Timeshare Declaration, the Timeshare Program Consumer Documents or the Timeshare Program Governing Documents), (iv) all Related Security in respect of each such Initial Timeshare Loan and (v) all income, payments, proceeds and other benefits and rights related to any of the foregoing (the property in clauses (i)-(v), being the "Assets"). Upon such sale and transfer, the ownership of each Initial Timeshare Loan and all collections allocable to principal and interest thereon after the related Cut-Off Date and all other property interests or rights conveyed pursuant to and referenced in this Section 2(a) shall immediately vest in the Depositor, its successors and assigns. The Seller shall not take any action inconsistent with such ownership nor claim any ownership interest in any Initial Timeshare Loan for any purpose whatsoever other than for federal and state income tax reporting, if applicable. The parties to this Agreement hereby acknowledge that the "credit risk" of the Initial Timeshare Loans conveyed hereunder shall be borne by the Depositor and its subsequent assignees.

            (b) Delivery of Timeshare Loan Documents. In connection with the sale, transfer, assignment and conveyance of any Timeshare Loan hereunder, the Seller hereby agrees to deliver or cause to be delivered, on the Closing Date (with respect to any Initial Timeshare Loan) and Bluegreen hereby agrees to deliver or cause to be delivered, on or within five Business Days from each Transfer Date (with respect to any Qualified Substitute Timeshare Loan), to the Custodian, all related Timeshare Loan Files and to the Servicer all related Timeshare Loan Servicing Files.

            (c) Collections. The Seller shall deposit or cause to be deposited all collections in respect of the Timeshare Loans received by the Seller or its Affiliates after the related Cut-Off Date in the Lockbox Account and, with respect to Credit Card Timeshare Loans, direct each applicable credit card vendor to deposit all payments in respect of such Credit Card Timeshare Loans to the Credit Card Account (net of the Servicer Credit Card Processing Costs).

            (d) Limitation of Liability. Neither the Depositor nor any subsequent assignee of the Depositor shall have any obligation or liability with respect to any Timeshare Loan nor shall the Depositor or any subsequent assignee have any liability to any Obligor in respect of any Timeshare Loan. No such obligation or liability is intended to be assumed by the Depositor or any subsequent assignee herewith and any such liability is hereby expressly disclaimed.

            SECTION 3. Intended Characterization; Grant of Security Interest. It is the intention of the parties hereto that the transfer of Timeshare Loans to be made pursuant to the


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terms hereof shall  constitute a sale by the Seller to the  Depositor  and not a loan secured by such Timeshare Loans. In the event, however, that a court of competent jurisdiction were to hold that any such transfer constitutes a loan and not a sale, it is the intention of the parties hereto that the Seller shall be deemed to have granted to the Depositor as of the date hereof a first priority perfected security interest in all of Seller's right, title and interest in, to and under the Assets specified in Section 2 hereof and the proceeds thereof and that with respect to such transfer, this Agreement shall constitute a security agreement under applicable law. In the event of the characterization of any such transfer as a loan, the amount of interest payable or paid with respect to such loan under the terms of this Agreement shall be limited to an amount which shall not exceed the maximum non-usurious rate of interest allowed by the applicable state law or any applicable law of the United States permitting a higher maximum non-usurious rate that preempts such applicable state law, which could lawfully be contracted for, charged or received (the "Highest Lawful Rate"). In the event any payment of interest on any such loan exceeds the Highest Lawful Rate, the parties hereto stipulate that
(a) to the extent possible given the term of such loan, such excess amount previously paid or to be paid with respect to such loan be applied to reduce the principal balance of such loan, and the provisions thereof immediately be deemed reformed and the amounts thereafter collectible thereunder reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for thereunder and (b) to the extent that the reduction of the principal balance of, and the amounts collectible under, such loan and the reformation of the provisions thereof described in the immediately preceding clause (a) is not possible given the term of such loan, such excess amount will be deemed to have been paid with respect to such loan as a result of an error and upon discovery of such error or upon notice thereof by any party hereto such amount shall be refunded by the recipient thereof.

            The characterization of the Seller as "debtor" and the Depositor as "secured party" in any such security agreement and any related financing statements required hereunder is solely for protective purposes and shall in no way be construed as being contrary to the intent of the parties that this transaction be treated as a sale to the Depositor of the Seller's entire right, title and interest in and to the Assets.

            Each of the Seller, Bluegreen, the Club, the Club Trustee and any of its Affiliates hereby agrees to make the appropriate entries in its general accounting records and to indicate that the Timeshare Loans have been transferred to the Depositor and its subsequent assignees.

            SECTION 4. Conditions Precedent to Acquisition of Timeshare Loans by the Depositor. The obligations of the Depositor to purchase any Timeshare Loans hereunder shall be subject to the satisfaction of the following conditions:

            (a) On the Closing Date, with respect to the Initial Timeshare Loans, and on each Transfer Date, with respect to any Qualified Substitute Timeshare Loan replacing a Timeshare Loan, all representations and warranties of Bluegreen contained in Section 5(a) hereof shall be true and correct on such date as if made on such date, and all representations and warranties as to the Timeshare Loans contained in Section 5(b) hereof and all information provided in the Schedule of Timeshare Loans in respect of each such Timeshare Loan conveyed on the Closing Date or such Transfer Date, as applicable, shall be true and correct on such date.


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

            (b) On or prior to the Closing Date (with respect to the Initial Timeshare Loans) or, as provided for in Section 6(g) hereof (with respect to Qualified Substitute Timeshare Loans), the Seller shall have delivered or shall have caused the delivery of (i) the related Timeshare Loan Files to the Custodian and the Custodian shall have delivered a Custodian's Certification therefor pursuant to the Custodial Agreement and (ii) the Timeshare Loan Servicing Files to the Servicer.

            (c) The Seller shall have delivered or caused to be delivered all other information theretofore required or reasonably requested by the Depositor to be delivered by the Seller or performed or caused to be performed all other obligations required to be performed as of the Closing Date or Transfer Date, as the case may be, including all filings, recordings and/or registrations as may be necessary in the reasonable opinion of the Depositor, the Issuer or the Indenture Trustee to establish and preserve the right, title and interest of the Depositor, the Issuer or the Indenture Trustee, as the case may be, in the related Timeshare Loans.

            (d) On or before the Closing Date and on each Transfer Date, the Indenture shall be in full force and effect.

            (e) With respect to the Initial Timeshare Loans, the Notes shall be issued and sold on the Closing Date, and the Issuer and the Depositor shall receive the full consideration due it upon the issuance of the Notes, and the Issuer and the Depositor shall have applied their respective consideration to the extent necessary, to pay the Timeshare Loan Acquisition Price for each Timeshare Loan.

            (f) Each Initial Timeshare Loan shall be an Eligible Timeshare Loan and each of the conditions herein and in the Indenture for the purchases of such Timeshare Loans shall have been satisfied.

            (g) Each Qualified Substitute Timeshare Loan replacing a Timeshare Loan shall satisfy each of the criteria specified in the definition of "Qualified Substitute Timeshare Loan" and each of the conditions herein and in the Indenture for substitution of Timeshare Loans shall have been satisfied.

            (h) The Depositor shall have received such other certificates and opinions as it shall reasonably request.

            SECTION 5. Representations and Warranties and Certain Covenants of Bluegreen.

            (a) Bluegreen represents and warrants to the Depositor and the Indenture Trustee for the benefit of the Noteholders as follows:

                  (i) Due Incorporation; Valid Existence; Good Standing. As of the Closing Date and as of each Transfer Date, it is a corporation duly organized and validly existing in good standing under the laws of the jurisdiction of its incorporation; and is duly qualified to do business as a foreign corporation and in good standing under the laws of each jurisdiction where the character of its property, the nature of its business or the performance of its obligations under this Agreement makes such qualification necessary,


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

      except where the failure to be so qualified will not have a material adverse effect on its business or its ability to perform its obligations under this Agreement or any other Transaction Document to which it is a party or under the transactions contemplated hereunder or thereunder or the validity or enforceability of any Timeshare Loans. To Bluegreen's Knowledge, as of the Closing Date, the Seller is a statutory trust duly organized and validly existing in good standing under the laws of the jurisdiction of its formation and is duly qualified to do business as a foreign entity and in good standing under the laws of each jurisdiction where the performance of its obligations under this Agreement makes such qualification necessary, except where the failure to be so qualified will not have a material adverse effect on its ability to perform its obligations under this Agreement or any other Transaction Document to which it is a party or under the transactions contemplated hereunder or thereunder or the validity or enforceability of any Timeshare Loans.

                  (ii) Possession of Licenses, Certificates, Franchises and Permits. As of the Closing Date with respect to the Seller and Bluegreen and as of each Transfer Date with respect to Bluegreen, each of Bluegreen and the Seller holds all material licenses, certificates, franchises and permits from all governmental authorities necessary for the conduct of its business, and has received no notice of proceedings relating to the revocation of any such license, certificate, franchise or permit, which singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect its ability to perform its obligations under this Agreement or any other Transaction Document to which it is a party or under the transactions contemplated hereunder or thereunder or the validity or enforceability of any Timeshare Loans.

                  (iii) Corporate Authority and Power. As of the Closing Date and as of each Transfer Date, it has, and at all times during the term of this Agreement will have, all requisite corporate power and authority to own its properties, to conduct its business, to execute and deliver this Agreement and all documents and transactions contemplated hereunder and to perform all of its obligations under this Agreement and any other Transaction Document to which it is a party or under the transactions contemplated hereunder or thereunder. To Bluegreen's Knowledge, as of the Closing Date, the Seller has all requisite corporate power and authority to own its properties, to conduct its business, to execute and deliver this Agreement and all documents and transactions contemplated hereunder and to perform all of its obligations under this Agreement and any other Transaction Document to which it is a party or under the transactions contemplated hereunder or thereunder. To Bluegreen's Knowledge, as of the Closing Date, the Seller has all requisite power and authority to acquire, own, transfer and convey Timeshare Loans to the Depositor.

                  (iv) Authorization,  Execution and Delivery Valid and Binding.
      As of the Closing Date and as of each Transfer Date, this Agreement and all other Transaction Documents and instruments required or contemplated hereby to be executed and delivered by Bluegreen have been duly authorized, executed and delivered by Bluegreen and, assuming the due execution and delivery by, the other party or parties hereto and thereto, constitute legal, valid and binding agreements enforceable against Bluegreen in


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      accordance with their respective terms subject,  as to enforceability,  to
      bankruptcy,   insolvency,   reorganization,    liquidation,   dissolution,
      moratorium and other similar applicable laws affecting the enforceability of creditors' rights generally applicable in the event of the bankruptcy, insolvency, reorganization, liquidation or dissolution, as applicable, of Bluegreen and to general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law. To Bluegreen's Knowledge, as of the Closing Date, this Agreement and all other Transaction Documents and instruments required or contemplated hereby to be executed and delivered by the Seller have been duly authorized, executed and delivered by the Seller and, assuming the due execution and delivery by, the other party or parties hereto and thereto, constitute legal, valid and binding agreements enforceable against the
      Seller  in  accordance  with  their  respective   terms  subject,   as  to
      enforceability, to bankruptcy, insolvency, reorganization, liquidation, dissolution, moratorium and other similar applicable laws affecting the enforceability of creditors' rights generally applicable in the event of the bankruptcy, insolvency, reorganization, liquidation or dissolution as applicable, of the Seller and to general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law. To Bluegreen's Knowledge, as of the Closing Date, this Agreement constitutes a valid transfer of the Seller's interest in the Timeshare Loans to the Depositor or, in the event of the characterization of any such transfer as a loan, the valid creation of a first priority perfected security interest in such Timeshare Loans in favor of the Depositor.

                  (v) No Violation of Law, Rule, Regulation, etc. As of the Closing Date and as of each Transfer Date, the execution, delivery and performance by Bluegreen of this Agreement and any other Transaction Document to which it is a party do not and will not (A) violate any of the provisions of its articles of incorporation or bylaws, (B) violate any provision of any law, governmental rule or regulation currently in effect applicable to it or its properties or by which it or its properties may be bound or affected, including, without limitation, any bulk transfer laws, where such violation would have a material adverse effect on its ability to perform its obligations under this Agreement or any other Transaction Document to which it is a party or under the transactions contemplated hereunder or thereunder or the validity or enforceability of the Timeshare Loans, (C) violate any judgment, decree, writ, injunction, award, determination or order currently in effect applicable to it or its properties or by which it or its properties are bound or affected, where such violation would have a material adverse effect on its ability to perform its obligations under this Agreement or any other Transaction Document to which it is a party or under the transactions contemplated hereunder or thereunder or the validity or enforceability of any Timeshare Loans, (D) conflict with, or result in a breach of, or constitute a default under, any of the provisions of any indenture, mortgage, deed of trust, contract or other instrument to which it is a party or by which it is bound where such violation would have a material adverse effect on its ability to perform its obligations under this Agreement or any other Transaction Document to which it is a party or under the transactions contemplated hereunder or thereunder or the validity or enforceability of any Timeshare Loans or (E) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, mortgage,


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      deed of trust, contract or other instrument.  To Bluegreen's Knowledge, as of the Closing Date, the execution, delivery and performance by the Seller of this Agreement and any other Transaction Document to which the Seller is a party do not and will not (1) violate any of the provisions of its certificate of trust, trust agreement or other related organizational document, (2) violate any provision of any law, governmental rule or regulation currently in effect applicable to the Seller or its properties by which the Seller or its properties may be bound or affected, including, without limitation, any bulk transfer laws, where such violation would have a material adverse effect on the Seller's ability to perform its obligations under this Agreement or any other Transaction Document to which the Seller is a party or under the transactions contemplated hereunder or thereunder or the validity or enforceability of any Timeshare
      Loans,  (3)  violate  any  judgment,  decree,  writ,  injunction,   award,
      determination or order currently in effect applicable to the Seller or its properties or by which the Seller or its properties are bound or affected, where such violation would have a material adverse effect on the Seller's ability to perform its obligations under this Agreement or any other Transaction Document to which the Seller is a party or under the transactions contemplated hereunder or thereunder or the validity or enforceability of Timeshare Loans or (4) conflict with, or result in a breach of, or constitute a default under, any of the provisions of any sale and servicing agreement, indenture, mortgage, deed of trust, contract or other instrument to which the Seller is a party or by which it is bound where such violation would have a material adverse effect on the Seller's ability to perform its obligations under this Agreement or any other Transaction Document to which the Seller is a party or under the transactions contemplated hereunder or thereunder or the validity or enforceability of Timeshare Loans.

                  (vi) Governmental Consent. As of the Closing Date and as of each Transfer Date, no consent, approval, order or authorization of, and no filing with or notice to, any court or other Governmental Authority in respect of Bluegreen is required which has not been obtained in connection with the authorization, execution, delivery or performance by Bluegreen of this Agreement or any of the other Transaction Documents to which Bluegreen is a party or under the transactions contemplated hereunder or thereunder, including, without limitation, the transfer of the Timeshare Loans and the creation of the security interest of the Depositor therein pursuant to Section 3 hereof. To Bluegreen's Knowledge, as of the Closing Date, no consent, approval, order or authorization of, and no filing with or notice to, any court or other Governmental Authority in respect of the Seller is required which has not been obtained in connection with the authorization, execution, delivery or performance by the Seller of this Agreement or any of the other Transaction Documents to which the Seller is a party or under the transactions contemplated hereunder or thereunder, including, without limitation, the transfer of Timeshare Loans and the creation of the security interest of the Depositor therein pursuant to
      Section 3 hereof.

                  (vii) Defaults. As of the Closing Date and as of each Transfer Date, it is not in default under any material agreement, contract, instrument or indenture to which it is a party or by which it or its properties is or are bound, or with respect to any order of any court, administrative agency, arbitrator or governmental body, in each case, which would have a material adverse effect on the transactions contemplated hereunder or on its business, operations, financial condition or assets, and no event has occurred which with notice or lapse of time or both would constitute such a default with respect to any such agreement, contract, instrument or indenture, or with respect to any such order of any court, administrative agency, arbitrator or governmental body. To Bluegreen's Knowledge, as of the Closing Date, the Seller is not in default under any material agreement, contract, instrument or indenture to which it is a party or by which it or its properties is or are bound, or with respect to any order of any court, administrative agency, arbitrator or governmental body, in each case, which would have a material adverse effect on the transactions contemplated hereunder, and no event has occurred which with notice or lapse of time or both would constitute such a default with respect to any such agreement, contract, instrument or indenture, or with respect to any such order of any court, administrative agency, arbitrator or governmental body.

                  (viii) Insolvency. As of the Closing Date and as of each Transfer Date, it is solvent and will not be rendered insolvent by the transfer of any Timeshare Loans hereunder. On and after the Closing Date, it will not engage in any business or transaction the result of which would cause the property remaining with it to constitute an unreasonably small amount of capital. To Bluegreen's Knowledge, as of the Closing Date the Seller is solvent and will not be rendered insolvent by the transfer of any Timeshare Loans hereunder. To Bluegreen's Knowledge, on and after the Closing Date, the Seller will not engage in any business or transaction, the result of which would cause the property remaining with it to constitute an unreasonably small amount of capital.

                  (ix) Pending Litigation or Other Proceedings. Other than as described in the Offering Circular and on Schedule 5 attached hereto, as of the Closing Date, there is no pending or, to its Knowledge, threatened action, suit, proceeding or investigation before any court, administrative agency, arbitrator or governmental body against or affecting it which, if decided adversely, would materially and adversely affect (A) its condition (financial or otherwise), business or operations, (B) its ability to perform its obligations under, or the validity or enforceability of, this Agreement or any other documents or transactions contemplated under this Agreement, (C) any Timeshare Loan or title of any Obligor to any related Timeshare Property pursuant to the applicable Owner Beneficiary Agreement or (D) the Depositor's or any of its assigns' ability to foreclose or otherwise enforce the liens of the related Mortgage Notes and the rights of the Obligors to use and occupy the related Timeshare Properties pursuant to the applicable Owner Beneficiary Agreement. To Bluegreen's Knowledge, as of the Closing Date, there is no pending or threatened action, suit, proceeding or investigation before any court, administrative agency, arbitrator or governmental body against or affecting the Seller which, if decided adversely, would materially and adversely affect (A) the Seller's ability to perform its obligations under, or the validity or enforceability of, this Agreement or any other documents or transactions contemplated under this Agreement, (B) any Timeshare Loan or title of any Obligor to any related Timeshare Property pursuant to the applicable Owner Beneficiary Agreement or (C) the Depositor's or any of its assigns' ability to foreclose or otherwise enforce the liens of the related Mortgage Notes and the rights of the Obligors to use and occupy the related Timeshare Properties pursuant to the applicable Owner Beneficiary Agreement.

                  (x) Information. As of the Closing Date and as of each Transfer Date, no document, certificate or report furnished or required to be furnished by or on behalf of it or, to Bluegreen's Knowledge, on behalf of the Seller pursuant to this Agreement, contains or will contain when furnished any untrue statement of a material fact or fails or will fail to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which it was made. As of the Closing Date and as of each Transfer Date, as applicable, there are no facts known to it which, individually or in the aggregate, materially adversely affect, or which (aside from general economic trends) may reasonably be expected to materially adversely affect in the future, its financial condition or assets or business, or which may impair its or the Seller's ability to perform its respective obligations under this Agreement, which have not been disclosed herein or therein or in the certificates and other documents furnished to the Depositor by or on its or the Seller's behalf pursuant hereto or thereto specifically for use in connection with the transactions contemplated hereby or thereby.

                  (xi) Foreign Tax Liability. As of the Closing Date and as of each Transfer Date, it is not aware of any Obligor under a Timeshare Loan who has withheld any portion of payments due under such Timeshare Loan because of the requirements of a foreign taxing authority, and no foreign taxing authority has contacted it concerning a withholding or other foreign tax liability.

                  (xii) Employee Benefit Plan Liability.  As of the Closing Date
      and as of each Transfer Date, as applicable, (i) no "accumulated funding deficiency" (as such term is defined under ERISA and the Code), whether or not waived, exists with respect to any "employee pension benefit plan" (as such term is defined under ERISA) sponsored, maintained or contributed to by Bluegreen or any of its Affiliates, and, to Bluegreen's Knowledge, no event has occurred or circumstance exists that may result in an accumulated funding deficiency as of the last day of the current plan year of any such plan; (ii) Bluegreen and each of its Affiliates has made all contributions required under each multiemployer plan (as such term is defined under ERISA) (a "Multiemployer Plan") to which Bluegreen or any of its Affiliates contributes or in which Bluegreen or any of its Affiliates participates (a "Bluegreen Multiemployer Plan"); and (iii) neither Bluegreen nor any of its Affiliates has withdrawn from any Multiemployer Plan with respect to which there is any outstanding liability and, to Bluegreen's Knowledge, no event has occurred or circumstance exists that presents a risk of the occurrence of any withdrawal from, or the partition, termination, reorganization or insolvency of, any Bluegreen Multiemployer Plan that could result in any liability to Bluegreen.

                  (xiii) Taxes. Other than as described on Schedule 5 hereto, as of the Closing Date, it (A) has filed all tax returns (federal, state and local) which it reasonably believes are required to be filed and has paid or made adequate provision in its GAAP financial statements for the payment of all taxes, assessments and other governmental charges due from it or is contesting any such tax, assessment or other governmental charge in good faith through appropriate proceedings or except where the failure to file or pay will not have a material adverse effect on the rights and interests of the Depositor, (B) knows of no basis for any material additional tax assessment for any fiscal year for which adequate reserves in its GAAP financial statements have not been established and (C) intends to pay all such taxes, assessments and governmental charges, if any, when due. To Bluegreen's Knowledge, the Seller has filed, as of the Closing Date all applicable tax returns which it reasonably believes are required to be filed.

                  (xiv) Place of Business. As of the Closing Date (with respect to Bluegreen and the Seller) and as of each Transfer Date (with respect to Bluegreen), the principal place of business and chief executive office where Bluegreen and the Seller keep their records concerning the Timeshare Loans will be 4960 Conference Way North, Suite 100, Boca Raton, Florida 33431 (or such other place specified by Bluegreen and the Seller by written notice to the Depositor and the Indenture Trustee). As of the Closing Date, the Seller is a statutory trust formed under the laws of the State of Delaware. As of the Closing Date and as of each Transfer Date, Bluegreen is a corporation formed under the laws of the Commonwealth of Massachusetts.

                  (xv) Securities Laws. As of the Closing Date (with respect to Bluegreen and the Seller) and as of each Transfer Date (with respect to Bluegreen), neither it nor, to Bluegreen's Knowledge, the Seller is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended. As of the Closing Date, no portion of the Timeshare Loan Acquisition Price for each of the Initial Timeshare Loans will be used by it or the Seller to acquire any security in any transaction which is subject to Section 13 or Section 14 of the Securities Exchange Act of 1934, as amended.

                  (xvi) Bluegreen Vacation Club. As of the Closing Date and as of each Transfer Date, with respect to the Club Loans:

                        (A) The  Club  Trust  Agreement,  of  which  a true  and
            correct copy is attached hereto as Exhibit B is in full force and effect and a certified copy of the Club Trust Agreement has been delivered to the Indenture Trustee together with all amendments and supplements in respect thereof;

                        (B) The arrangement of contractual rights and obligations (duly established in accordance with the Club Trust Agreement under the laws of the State of Florida) was established for the purpose of holding and preserving certain property for the benefit of the Beneficiaries referred to in the Club Trust Agreement. The Club Trustee has all necessary trust and other authorizations and powers required to carry out its obligations under the Club Trust Agreement in the State of Florida and in all other states in which it holds Resort Interests. The Club is not a corporation or business trust under the laws of the State of Florida. The Club is not taxable as an association, corporation or business trust under federal law or the laws of the State of Florida;

                        (C) The  Club  Trustee  is a  corporation  duly  formed,
            validly existing and in good standing under the laws of the State of Florida. As of the Closing Date, the Club Trustee is qualified to do business as a foreign corporation and is in good standing under the laws of the state of Tennessee. As of each Transfer Date, the Club Trustee will be duly qualified to do business as a foreign corporation and will be in good standing under the laws of each jurisdiction it is required by law to be. The Club Trustee is not an affiliate of the Servicer for purposes of Chapter 721, Florida Statutes and is in compliance with the requirements of such Chapter 721 requiring that it be independent of the Servicer;

                        (D) The Club Trustee has all necessary  corporate  power
            to execute and deliver, and has all necessary corporate power to perform its obligations under this Agreement, the other Transaction Documents to which it is a party, the Club Trust Agreement and the Club Management Agreement. The Club Trustee possesses all requisite franchises, operating rights, licenses, permits, consents, authorizations, exemptions and orders as are necessary to discharge its obligations under the Club Trust Agreement;

                        (E) The Club Trustee holds all right, title and interest
            in and to all of the Timeshare Properties related to the Club Loans solely for the benefit of the Beneficiaries referred to in, and subject in each case to the provisions of, the Club Trust Agreement and the other documents and agreements related thereto. Except with respect to the Mortgages, the Club Trustee has permitted none of such related Timeshare Loans to be made subject to any lien or encumbrance during the time it has been a part of the trust estate under the Club Trust Agreement;

                        (F) There are no actions, suits, proceedings,  orders or
            injunctions pending against the Club or the Club Trustee, at law or in equity, or before or by any governmental authority which, if adversely determined, could reasonably be expect to have a material adverse effect on the Trust Estate or the Club Trustee's ability to perform its obligations under the Transaction Documents;

                        (G) Neither the Club nor the Club  Trustee has  incurred
            any indebtedness for borrowed money (directly, by guarantee, or otherwise);

                        (H) All ad valorem taxes and other taxes and assessments
            against the Club and/or its trust estate have been paid when due and neither the Servicer nor, to Bluegreen's Knowledge, the Club Trustee knows of any basis for any additional taxes or assessments against any such property. The Club has filed all required tax returns and has paid all taxes shown to be due and payable on such returns, including all taxes in respect of sales of Owner Beneficiary Rights (as defined in the Club Trust Agreement) and Vacation Points, if any;

                        (I) The Club and the Club Trustee are in  compliance  in
            all material respects with all applicable laws, statutes, rules and governmental regulations applicable to it and in compliance with each material instrument, agreement or document to which it is a party or by which it is bound, including, without limitation, the Club Trust Agreement;

                        (J) Except as expressly permitted in the Club Trust Agreement, the Club has maintained the One-to-One Beneficiary to Accommodation Ratio (as such terms are defined in the Club Trust Agreement);

                        (K) Bluegreen  Vacation Club,  Inc. is a  not-for-profit
            corporation duly formed, validly existing and in good standing under the laws of the State of Florida;

                        (L) Upon  purchase of the Club Loans and  related  Trust
            Estate hereunder, the Depositor is an "Interest Holder Beneficiary" under the Club Trust Agreement and each of the Club Loans constitutes "Lien Debt", "Purchase Money Lien Debt" and "Owner Beneficiary Obligations" under the Club Trust Agreement; and

                        (M) Except as disclosed to the Indenture Trustee in writing or noted in the Custodian's Certification, each Mortgage associated with a Deeded Club Loan and granted by the Club Trustee or the Obligor on the related Deeded Club Loan, as applicable, has been duly executed, delivered and recorded by or pursuant to the instructions of the Club Trustee under the Club Trust Agreement and such Mortgage is valid and binding and effective to create the lien and security interests in favor of the Indenture Trustee (upon assignment thereof to the Indenture Trustee). Each of such Mortgages was granted in connection with the financing of a sale of a Resort Interest.

                  (xvii) As of the Closing Date, Bluegreen is the Warehouse Servicer and has been servicing the Warehouse Timeshare Loans in accordance with the Servicing Standard and the applicable provisions of the Warehouse Indenture and it has not taken or failed to take any action to cause a breach of the representations and warranties set forth in Sections 12.2 of the Warehouse Indenture.

            (b) Bluegreen hereby makes the representations and warranties relating to the Timeshare Loans contained in Schedule I hereto for the benefit of the Depositor, the Issuer and the Indenture Trustee for the benefit of the Noteholders as of the Closing Date (only with respect to the Initial Timeshare Loans) and each Transfer Date (only with respect to each Qualified Substitute Timeshare Loan transferred on such Transfer Date), as applicable.

            (c) It is understood and agreed that the representations and warranties set forth in this Section 5 shall survive the (i) sale of each Timeshare Loan to the Depositor and (ii) any assignment of such Timeshare Loans by the Depositor and shall continue so long as any such Timeshare Loans shall remain outstanding or until such time as such Timeshare Loans are repurchased, purchased or a Qualified Substitute Timeshare Loan is provided pursuant to
Section 6 hereof. Each of the Seller and Bluegreen acknowledges that it has been advised that the Depositor intends to assign all of its right, title and interest in and to each Timeshare Loan and its rights and remedies under this Agreement to the Issuer. The Seller and Bluegreen jointly agree that, upon any such assignment, the Depositor and any of its assignees may enforce directly, without joinder of the Depositor (but subject to any defense that Bluegreen may have under this Agreement) all rights and remedies hereunder.

            (d) With respect to any representations and warranties  contained in
Section 5 which are made to Bluegreen's Knowledge, if it is discovered that any representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of a Warehouse Timeshare Loan or the interests of the Depositor or any subsequent assignee thereof, then notwithstanding such lack of Knowledge of the accuracy of such representation and warranty at the time such representation or warranty was made (without regard to any Knowledge qualifiers), such inaccuracy shall be deemed a breach of such representation or warranty for purposes of the repurchase or substitution obligations described in Sections 6(a)(i) or (ii) below.

            SECTION 6. Repurchases and Substitutions.

            (a) Mandatory Repurchases and Substitutions for Breaches of Representations and Warranties. Upon the receipt of notice by Bluegreen from the Depositor, the Issuer or the Indenture Trustee of a breach of any of the representations and warranties in Section 5 hereof (on the date on which such representation or warranty was made) which materially and adversely affects the value of a Timeshare Loan or the interests of the Depositor or any subsequent assignee of the Depositor (including the Issuer and the Indenture Trustee on behalf of the Noteholders) therein, Bluegreen shall within 60 days of receipt of such notice, cure in all material respects the circumstance or condition which has caused such representation or warranty to be incorrect or either (i) repurchase the Depositor's interest in such Defective Timeshare Loan from the Depositor at the Repurchase Price or (ii) provide one or more Qualified Substitute Timeshare Loans and pay the related Substitution Shortfall Amounts, if any. Bluegreen and the Seller acknowledge that the Depositor shall, pursuant to the Sale Agreement sell Timeshare Loans and rights and remedies acquired hereunder to the Issuer and that the Issuer shall pledge such Timeshare Loans and rights to the Indenture Trustee. Bluegreen and the Seller further acknowledge that the Indenture Trustee will be appointed attorney in fact under the Indenture and may enforce Bluegreen's repurchase or substitution obligations if Bluegreen has not complied with its repurchase and substitution obligations under this Agreement within the aforementioned 60 day period.

            (b) Optional Purchases or Substitutions of Club Loans. The Depositor hereby irrevocably grants Bluegreen an option to repurchase or substitute Original Club Loans it has under the Sale Agreement, the Bluegreen Purchase Agreement and as described in the following sentence. With respect to any Original Club Loans for which the related Obligor has elected to effect and Bluegreen has agreed to effect an Upgrade, Bluegreen will (at its option) either
(i) pay the Repurchase Price for such Original Club Loan or (ii) substitute one or more Qualified Substitute Timeshare Loans for such Original Club Loan and pay the related Substitution Shortfall Amounts, if any; provided, however, that Bluegreen's option to substitute one or more Qualified Substitute Timeshare Loans for an Original Club Loan is limited on any date to (x) 20% of the
Aggregate Closing Date Collateral Balance less (y) the Loan Balances of all Original Club Loans previously substituted by Bluegreen on the related substitution dates pursuant to this

Agreement, the Sale Agreement and/or the Bluegreen Purchase Agreement. Bluegreen shall use its best efforts to exercise its substitution option with respect to Original Club Loans prior to exercise of its repurchase option. To the extent that Bluegreen shall elect to substitute Qualified Substitute Timeshare Loans for an Original Club Loan, Bluegreen shall use its best efforts to cause each such Qualified Substitute Timeshare Loan to be, in the following order of priority, (i) the Upgrade Club Loan related to such Original Club Loan and (ii) an Upgrade Club Loan unrelated to such Original Club Loan.

            (c) Optional Purchases or Substitutions of Defaulted Timeshare Loans. The Depositor hereby irrevocably grants Bluegreen an option to repurchase or substitute Defaulted Timeshare Loans it has under the Sale Agreement, the Bluegreen Purchase Agreement and as described in the following sentence. With respect to Defaulted Timeshare Loans, on any date, Bluegreen will have the option, but not the obligation, to either (i) purchase a related Defaulted Timeshare Loan at the Repurchase Price for such related Defaulted Timeshare Loan or (ii) substitute one or more Qualified Substitute Timeshare Loans for such related Defaulted Timeshare Loan and pay the related Substitution Shortfall Amounts, if any; provided, however, that Bluegreen's option to purchase a related Defaulted Timeshare Loan or to substitute one or more Qualified Substitute Timeshare Loans for a related Defaulted Timeshare Loan is limited on any date to the Optional Purchase Limit and the Optional Substitution Limit, respectively. Bluegreen may irrevocably waive its option to purchase or substitute a related Defaulted Timeshare Loan by delivering to the Indenture Trustee a Waiver Letter in the form of Exhibit A attached hereto.

            (d) Payment of Repurchase Prices and Substitution Shortfall Amounts. Bluegreen hereby agrees to remit or cause to be remitted all amounts in respect of Repurchase Prices and Substitution Shortfall Amounts payable during the related Due Period in immediately available funds to the Indenture Trustee to be deposited in the Collection Account on the Business Day immediately preceding the related Payment Date for such Due Period in accordance with the provisions of the Indenture. In the event that more than one Timeshare Loan is replaced pursuant to Sections 6(a), (b) or (c) hereof on any Transfer Date, the Substitution Shortfall Amounts and the Loan Balances of Qualified Substitute Timeshare Loans shall be calculated on an aggregate basis for all substitutions made on such Transfer Date.

            (e) Schedule of Timeshare Loans. Bluegreen hereby agrees, on each date on which a Timeshare Loan has been repurchased, purchased or substituted, to provide or cause to be provided to the Depositor, the Issuer and the Indenture Trustee with a electronic supplement to Schedule III hereto and the Schedule of Timeshare Loans reflecting the removal and/or substitution of Timeshare Loans and subjecting any Qualified Substitute Timeshare Loans to the provisions of this Agreement.

            (f) Qualified Substitute Timeshare Loans. Pursuant to Section 6(g) hereof, on the related Transfer Date, Bluegreen hereby agrees to deliver or to cause the delivery of the Timeshare Loan Files relating to the Qualified Substitute Timeshare Loans to the Indenture Trustee or to the Custodian, at the direction of the Indenture Trustee, in accordance with the provisions of the Indenture and the Custodial Agreement. As of such related Transfer Date, Bluegreen does hereby transfer, assign, sell and grant to the Depositor, without recourse (except as provided in Section 6 and Section 8 hereof), any and all of Bluegreen's right, title and interest in and to (i) each Qualified Substitute Timeshare Loan conveyed to the Depositor on such Transfer Date, (ii) the Receivables in respect of the Qualified Substitute Timeshare Loans due after the related Cut-Off Date,
(iii) the related Timeshare Loan Documents (excluding any rights as developer or declarant under the Timeshare Declaration, the Timeshare Program Consumer
Documents or the Timeshare Program Governing Documents), (iv) all Related Security in respect of such Qualified Substitute Timeshare Loans, and (v) all income, payments, proceeds and other benefits and rights related to any of the foregoing. Upon such sale, the ownership of each Qualified Substitute Timeshare Loan and all collections allocable to principal and interest thereon after the related Cut-Off Date and all other property interests or rights conveyed pursuant to and referenced in this Section 6(f) shall immediately vest in the Depositor, its successors and assigns. Bluegreen shall not take any action inconsistent with such ownership nor claim any ownership interest in any Qualified Substitute Timeshare Loan for any purpose whatsoever other than consolidated financial and federal and state income tax reporting. Bluegreen agrees that such Qualified Substitute Timeshare Loans shall be subject to the provisions of this Agreement and shall thereafter be deemed a "Timeshare Loan" for the purposes of this Agreement.

            (g) Officer's Certificate for Qualified Substitute Timeshare Loans. Bluegreen shall, on each related Transfer Date, certify or cause to be certified in writing to the Depositor, the Issuer and the Indenture Trustee that each new Timeshare Loan meets all the criteria of the definition of "Qualified Substitute Timeshare Loan" and that (i) the Timeshare Loan Files for such Qualified Substitute Timeshare Loans have been delivered to the Custodian or shall be delivered within five Business Days, and (ii) the Timeshare Loan Servicing Files for such Qualified Substitute Timeshare Loans have been delivered to the Servicer.

            (h) Release. In connection with any repurchase, purchase or substitution of one or more Timeshare Loans contemplated by this Section 6, upon satisfaction of the conditions contained in this Section 6, the Depositor, the Issuer and the Indenture Trustee shall execute and deliver or shall cause the execution and delivery of such releases and instruments of transfer or assignment presented to it by Bluegreen, in each case, without recourse, as shall be necessary to vest in Bluegreen or its designee the legal and beneficial ownership of such Timeshare Loans; provided, however, that with respect to any release of a Timeshare Loan that is substituted by a Qualified Substitute Timeshare Loan, the Issuer and the Indenture Trustee shall not execute and deliver or cause the execution and delivery of such releases and instruments of transfer or assignment until the Indenture Trustee and the Servicer receive a Custodian's Certification for such Qualified Substitute Timeshare Loan. The Depositor, the Issuer and the Indenture Trustee shall cause the Custodian to release the related Timeshare Loan Files to Bluegreen or its designee and the Servicer to release the related Timeshare Loan Servicing Files to Bluegreen or its designee; provided, however, that with respect to any Timeshare Loan File or Timeshare Loan Servicing File related to a Timeshare Loan that has been substituted by a Qualified Substitute Timeshare Loan, the Issuer and the Indenture Trustee shall not cause the Custodian and the Servicer to release the related Timeshare Loan File and the Timeshare Loan Servicing File, respectively, until the Indenture Trustee and the Servicer receive a Custodian's Certification for such Qualified Substitute Timeshare Loan.

            (i) Sole Remedy. It is understood and agreed that the obligations of Bluegreen contained in Section 6(a) to cure a material breach, or to repurchase or substitute related Defective Timeshare Loans and the obligation of Bluegreen to indemnify pursuant to Section 8 shall constitute the sole remedies available to the Depositor or its subsequent assignees for the breaches of any representation or warranty contained in Section 5, and such remedies are not intended to and do not constitute "credit recourse" to Bluegreen.

            SECTION 7. Additional Covenants of Bluegreen and the Seller.

            (a) Bluegreen hereby covenants and agrees with the Depositor as follows:

                  (i) It shall comply with all laws, rules, regulations and orders applicable to it and its business and properties except where the failure to comply will not have a material adverse effect on its business or its ability to perform its obligations under this Agreement or any other Transaction Document to which it is a party or under the transactions contemplated hereunder or thereunder or the validity or enforceability of the Timeshare Loans.

                  (ii) It shall preserve and maintain its existence (corporate or otherwise), rights, franchises and privileges in the jurisdiction of its organization and except where the failure to so preserve and maintain will not have a material adverse effect on its business or its ability to perform its obligations under this Agreement or any other Transaction Document to which it is a party or under the transactions contemplated hereunder or thereunder or the validity or enforceability of the Timeshare Loans.

                  (iii) On the Closing Date and each Transfer Date, as applicable, it shall indicate in its and its Affiliates' computer files and other records that each Timeshare Loan has been sold to the Depositor.

                  (iv) It shall respond to any inquiries with respect to ownership of a Timeshare Loan by stating that such Timeshare Loan has been sold to the Depositor and that the Depositor is the owner of such Timeshare Loan.

                  (v) On or prior to the Closing Date, it shall file or cause to be filed, at Bluegreen's expense, financing statements in favor of the Depositor and, if applicable, the Issuer and the Indenture Trustee on behalf of the Noteholders, with respect to the Timeshare Loans, in the form and manner reasonably requested by the Depositor or its assigns. It shall deliver or cause the Seller to deliver file-stamped copies of such financing statements to the Depositor, the Issuer and the Indenture Trustee on behalf of the Noteholders.

                  (vi) It agrees from time to time to, or cause the Seller to, at Bluegreen's expense, promptly execute and deliver all further instruments and documents, and to take all further actions, that may be necessary, or that the Depositor, the Issuer or the Indenture Trustee may reasonably request, to perfect, protect or more fully evidence the sale of the Timeshare Loans to the Depositor, or to enable the Depositor to exercise and enforce its rights and remedies hereunder or under any Timeshare Loan including, but not limited to, powers of attorney, UCC financing statements and assignments of mortgage. Bluegreen hereby appoints the Depositor, the Issuer and the Indenture Trustee as attorneys in fact, which appointment is coupled with an interest and is therefore irrevocable, to act on behalf and in the name of Bluegreen under this Section 7(a)(vi).

                  (vii) Any change in the legal name of Bluegreen and any use by it of any tradename, fictitious name, assumed name or "doing business as" name occurring after the Closing Date shall be promptly, within 10 Business Days, disclosed to the Depositor and the Indenture Trustee in writing.

                  (viii) Upon the discovery or receipt of notice by a Responsible Officer of Bluegreen of a breach of any of its representations or warranties and covenants contained herein, Bluegreen shall promptly disclose to the Depositor, the Issuer and the Indenture Trustee, in reasonable detail, the nature of such breach.

                  (ix) Except to the extent of any payments received with respect to a Credit Card Timeshare Loan, in the event that Bluegreen shall receive any payments in respect of a Timeshare Loan after the Closing Date or a Transfer Date, as applicable, it shall, within two Business Days of receipt, transfer or cause to be transferred, such payments to the Lockbox Account. Payments received by Bluegreen with respect to Credit Card Timeshare Loans, without regard to any discount fees, shall be transferred to the Lockbox Account within five Business Days.

                  (x) Bluegreen will keep its principal place of business and chief executive office and the office where it keeps its records concerning the Timeshare Loans at the address of Bluegreen listed herein and shall notify the parties hereto of any change to the same at least 30 days prior thereto.

                  (xi) In the event that Bluegreen, the Seller or the Depositor or any assignee of the Depositor receives actual notice of any transfer taxes arising out of the transfer, assignment and conveyance of a Timeshare Loan to the Depositor, on written demand by the Depositor, or upon Bluegreen or the Seller otherwise being given notice thereof, Bluegreen shall cause the Seller to pay, and otherwise indemnify and hold the Depositor, or any subsequent assignee harmless, on an after-tax basis, from and against any and all such transfer taxes.

            (b) The Seller hereby covenants and agrees with the Depositor as follows:

                  (i) The Seller authorizes the Depositor, the Issuer, and the Indenture Trustee to file continuation statements, and amendments thereto, relating to the Timeshare Loans and all payments made with regard to the related Timeshare Loans without the signature of the Seller where permitted by law. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law. The Depositor confirms that it is not its present intention to file a photocopy or other reproduction of this Agreement as a financing statement, but reserves the right to do so if, in its good faith determination, there is at such time no reasonable alternative remaining to it.

                  (ii) It shall comply with all applicable laws, rules, regulations and orders applicable to it and its business and properties except where the failure to comply will not have a material adverse effect on its business or its ability to perform its obligations under this Agreement or any other Transaction Document to which it is a party or under the transactions contemplated hereunder or thereunder or the validity or enforceability of the Timeshare Loans.

                  (iii) So long as the Warehouse Notes are outstanding, it shall preserve and maintain for itself its existence (corporate or otherwise), rights, franchises and privileges in the jurisdiction of its organization and except where the failure to so preserve and maintain will not have a material adverse effect on its business or its ability to perform its obligations under this Agreement or any other Transaction Document to which it is a party or under the transactions contemplated hereunder or thereunder or the validity or enforceability of the Timeshare Loans.

                  (iv) Any change in the legal name of the Seller and any use by it of any tradename, fictitious name, assumed name or "doing business as" name occurring after the Closing Date shall be promptly, within 10 Business Days, disclosed to the Depositor and the Indenture Trustee in writing.

                  (v) On or prior to the Closing Date, it shall indicate in computer files and other records to indicate that each Initial Timeshare Loan has been sold to the Depositor.

                  (vi) It shall respond to any inquiries with respect to ownership of an Initial Timeshare Loan by stating that such Timeshare Loan has been sold to the Depositor and that the Depositor is the owner of such Timeshare Loan.

                  (vii) Except to the extent of any payments received with respect to a Credit Card Timeshare Loan, in the event that the Seller shall receive any payments in respect of a Timeshare Loan after the Closing Date, it shall, within two Business Days of receipt, transfer or cause to be transferred, such payments to the Lockbox Account. Payments received by the Seller with respect to Credit Card Timeshare Loans, without regard to any discount fees, shall be transferred to the Lockbox Account within five Business Days.

                  (viii) It agrees and authorizes the filing, at Bluegreen's expense, of the financing statements specified in Section 7(a)(v) hereof in favor of the Depositor, the Issuer and the Indenture Trustee on behalf of the Noteholders, with respect to the Timeshare Loans.

                  (ix) It agrees from time to time to, at Bluegreen's expense, promptly execute and deliver all further instruments and documents, and to take all further actions, that may be necessary, or that the Depositor, the Issuer or the Indenture Trustee may reasonably request, to perfect, protect or more fully evidence the sale of the Timeshare Loans, or to enable the Depositor, the Issuer or the Indenture Trustee to exercise and enforce its rights and remedies hereunder or under any Timeshare Loan including, but not limited to, powers of attorney, UCC financing statements and assignments of mortgage. The Seller hereby appoints
      Bluegreen, the Depositor, the Issuer and the Indenture Trustee as attorneys-in-fact, which appointment is coupled with an interest and is therefore irrevocable, to act on behalf and in the name of the Seller under this Section 7(b)(ix).

            SECTION 8. Indemnification.

            (a) Bluegreen hereby agrees to indemnify the Depositor, the Issuer, the Indenture Trustee, the Noteholders and the Initial Purchaser (collectively, the "Indemnified Parties") against any and all claims, losses, liabilities, (including reasonable legal fees and related costs) that the Depositor, the Issuer, the Indenture Trustee, the Noteholders or the Initial Purchaser may sustain directly related to any breach of the representations and warranties of Bluegreen under Section 5 hereof (the "Indemnified Amounts") excluding, however
(i) Indemnified Amounts to the extent resulting from the gross negligence or willful misconduct on the part of such Indemnified Party; (ii) any recourse for any uncollectible Timeshare Loan not related to a breach of representation or warranty; (iii) recourse to Bluegreen for a related Defective Timeshare Loan so long as the same is cured, substituted or repurchased pursuant to Section 6 hereof; (iv) income, franchise or similar taxes by such Indemnified Party arising out of or as a result of this Agreement or the transfer of the Timeshare Loans; (v) Indemnified Amounts attributable to any violation by an Indemnified Party of any Requirement of Law related to an Indemnified Party; or (vi) the operation or administration of the Indemnified Party generally and not related to the enforcement of this Agreement. The parties hereto shall (A) promptly notify the other parties hereto, the Issuer and the Indenture Trustee if a claim is made by a third party with respect to this Agreement or the Timeshare Loans, and relating to (1) the failure by Bluegreen to perform its duties in accordance with the terms of this Agreement or (2) a breach of Bluegreen's representations, covenants and warranties contained in this Agreement, (B) assume (with the consent of the Depositor, the Issuer, the Indenture Trustee, the Noteholders or the Initial Purchaser, as applicable, which consent shall not be unreasonably withheld) the defense of any such claim and (C) pay all expenses in connection therewith, including reasonable legal counsel fees and promptly pay, discharge and satisfy any judgment, order or decree which may be entered against it or the Depositor, the Issuer, the Indenture Trustee, the Noteholders or the Initial Purchaser in respect of such claim. If Bluegreen shall have made any indemnity payment pursuant to this Section 8 and the recipient thereafter collects from another Person any amount relating to the matters covered by the foregoing indemnity, the recipient shall promptly repay such amount to Bluegreen.

            (b) The obligations of Bluegreen under this Section 8 to indemnify the Depositor, the Issuer, the Indenture Trustee, the Noteholders and the Initial Purchaser shall survive the termination of this Agreement and continue until the Notes are paid in full or otherwise released or discharged.

            SECTION 9. No Proceedings. Each of the Seller and Bluegreen hereby agrees that it will not, directly or indirectly, institute, or cause to be instituted, or join any Person in instituting, against the Depositor or any Association, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law so long as there shall not have elapsed one year plus one day since the latest maturing Notes issued by the Issuer.

            SECTION 10. Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing and mailed or telecommunicated, or delivered as to each party hereto, at its address set forth below or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall not be effective until received by the party to whom such notice or communication is addressed.

            Seller

            BXG Timeshare Trust I
            c/o Wilmington Trust Company
            Rodney Square North
            1100 North Market Street
            Wilmington, Delaware 19890-0001
            Attention: Corporate Trust Administration
            Telecopier: (302) 651-8882

            Depositor

            Bluegreen Receivables Finance Corporation XII
            4950 Communication Avenue, Suite 900
            Boca Raton, Florida 33431
            Attention: Allan J. Herz, President and Assistant Treasurer
            Telecopier:  (561) 443-8743

            Bluegreen

            Bluegreen Corporation
            4960 Conference Way North, Suite 100
            Boca Raton, Florida 33431
            Attention: Anthony M. Puleo, Senior Vice President,
            CFO and Treasurer
            Telecopier:  (561) 912-8123

            SECTION 11. No Waiver; Remedies. No failure on the part of Bluegreen, the Seller, the Depositor or any assignee thereof to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any other remedies provided by law.

            SECTION 12. Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of the Depositor and its respective successors and assigns. Any assignee of the Depositor shall be an express third party beneficiary of this Agreement, entitled to directly enforce this Agreement. Neither the Seller nor Bluegreen may assign any of their rights and obligations hereunder or any interest herein without the prior written consent of the Depositor and any assignee thereof. The Depositor may, and intends to, assign all of its rights hereunder to the Issuer and each of the Seller and Bluegreen consents to any such assignment. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until its termination (or, in the case of the Seller, so long as the Warehouse Notes are outstanding) provided, however, that the rights and remedies with respect to any breach of any representation and warranty made by Bluegreen pursuant to Section 5, and the repurchase or substitution and indemnification obligations shall be continuing and shall survive any termination of this Agreement, but such rights and remedies may be enforced only by the Depositor, the Issuer and the Indenture Trustee.

            SECTION 13. Amendments; Consents and Waivers. No modification, amendment or waiver of, or with respect to, any provision of this Agreement, and all other agreements, instruments and documents delivered thereto, nor consent to any departure by the Seller or Bluegreen from any of the terms or conditions thereof shall be effective unless it shall be in writing and signed by each of the parties hereto, the written consent of the Indenture Trustee on behalf of the Noteholders is given and confirmation from the Rating Agencies that such action will not result in a downgrade, withdrawal or qualification of any rating assigned to a Class of Notes is received. The Seller and Bluegreen shall provide to the Indenture Trustee and the Rating Agencies with such proposed modifications, amendments or waivers. Any waiver or consent shall be effective only in the specific instance and for the purpose for which given. No consent to or demand by the Seller or Bluegreen in any case shall, in itself, entitle it to any other consent or further notice or demand in similar or other circumstances. Each of the Seller and Bluegreen acknowledges that in connection with the intended assignment by the Depositor of all of its right, title and interest in and to each Timeshare Loan to the Issuer, the Issuer intends to issue the Notes, the proceeds of which will be used by the Issuer to purchase the Timeshare Loans from the Depositor under the terms of the Sale Agreement.

            SECTION 14. Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation, shall not in any way be affected or impaired thereby in any other jurisdiction. Without limiting the generality of the foregoing, in the event that a Governmental Authority determines that the Depositor may not purchase or acquire Timeshare Loans, the transactions evidenced hereby shall constitute a loan and not a purchase and sale, notwithstanding the otherwise applicable intent of the parties hereto, and the Seller shall be deemed to have granted to the Depositor as of the date hereof, a first priority perfected security interest in all of the Seller's right, title and interest in, to and under such Timeshare Loans and the related property as described in Section 2 hereof.

            SECTION 15. GOVERNING LAW; CONSENT TO JURISDICTION.

                  (A) THIS  AGREEMENT  SHALL BE GOVERNED  BY, AND  CONSTRUED  IN
            ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS

            OF LAW OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

                  (B) THE PARTIES TO THIS AGREEMENT HEREBY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY AND EACH PARTY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO ITS ADDRESS SET FORTH IN SECTION 10 HEREOF AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE DAYS AFTER THE SAME SHALL HAVE BEEN DEPOSITED IN THE U.S. MAILS, POSTAGE PREPAID. THE PARTIES HERETO EACH WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. NOTHING IN THIS SECTION 15 SHALL AFFECT THE RIGHT OF THE PARTIES TO THIS AGREEMENT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF ANY OF THEM TO BRING ANY ACTION OR PROCEEDING IN THE COURTS OF ANY OTHER JURISDICTION.

            SECTION 16. WAIVERS OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR ANY OTHER DOCUMENT OR INSTRUMENT RELATED HERETO AND FOR ANY COUNTERCLAIM THEREIN.

            SECTION 17. Heading. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

            SECTION 18. Execution in Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and both of which when taken together shall constitute one and the same agreement.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                             Very truly yours,

                             BLUEGREEN RECEIVABLES FINANCE
                             CORPORATION XII, as Depositor


                             By:
                                ------------------------------------------------
                                Name: Allan J. Herz
                                Title: President and Assistant Treasurer


                             BXG TIMESHARE TRUST I

                             By:  Wilmington Trust Company,
                                  as Owner Trustee


                             By:
                                ------------------------------------------------
                                Name:
                                Title:


                             BLUEGREEN CORPORATION


                             By:
                                ------------------------------------------------
                                Name: Anthony M. Puleo
                                Title: Senior Vice President, CFO and Treasurer

Agreed and acknowledged as to
the last paragraph of Section 3
herein only:

BLUEGREEN VACATION CLUB TRUST

By: Vacation Trust, Inc., Individually and as Club Trustee


By:
   -----------------------------------
   Name:
   Title:

                   [Signature Page to the Transfer Agreement]

                                   Schedule I

    Representations and Warranties of Bluegreen Regarding the Timeshare Loans

      With respect to each Timeshare Loan, as of the Closing Date or the related Transfer Date, as applicable:

(a) other than certain 50/50 Loans, payments due under the Timeshare Loan are fully-amortizing and payable in level monthly installments;

(b) the payment obligations under the Timeshare Loan bear a fixed rate of interest;

(c) the Obligor thereunder has made a down payment by cash, check or credit card of at least 10% of the actual purchase price (including closing costs) of the Timeshare Property (which cash down payment may, (i) in the case of Upgrade Club Loans, be represented in whole or in part by the principal payments and down payment on such timeshare loan since its date of origination and (ii) in the case of a Sampler Converted Loan, be represented in whole or in part by the principal payments and down payment made on the related Sampler Loan since its date of origination) and no part of such payment has been made or loaned to the Obligor by Bluegreen, the Seller or an Affiliate thereof;

(d) as of the related Cut-Off Date, no principal or interest due with respect to the Timeshare Loan is more than 60 days delinquent;

(e) the Obligor is not an Affiliate of Bluegreen or any Subsidiary; provided, that solely for the purposes of this representation, a relative of an employee and employees of Bluegreen or any Subsidiary (or any of its Affiliates) shall not be deemed to be an "Affiliate";

(f)   immediately  prior  to  the  conveyance  of  the  Timeshare  Loan  to  the
      Depositor, the Seller will own full legal and equitable title to such Timeshare Loan, and the Timeshare Loan (and the related Timeshare Property) is free and clear of adverse claims, liens and encumbrances and is not subject to claims of rescission, invalidity, unenforceability, illegality, defense, offset, abatement, diminution, recoupment, counterclaim or participation or ownership interest in favor of any other Person;

(g) the Timeshare Loan (other than an Aruba Loan) is secured directly by a first priority Mortgage on the related purchased Timeshare Property;

(h) with respect to each Deeded Club Loan, the Timeshare Property mortgaged by or at the direction of the related Obligor constitutes a fractional fee simple timeshare interest in real property at the related Resort that entitles the holder of the interest to the use of a specific property for a specified number of days each year or every other year, subject to the rules of the Bluegreen Vacation Club; the related Mortgage has been delivered for filing and recordation with all appropriate governmental authorities in all jurisdictions in which such Mortgage is required to be filed and recorded to create a valid, binding and enforceable first Lien on the related Timeshare Property and such Mortgage creates a valid, binding and enforceable first Lien on the related Timeshare Property, subject only to Permitted Liens; and the Seller (or Bluegreen, as the case may be) is in compliance with any Permitted Lien respecting the right to the use of such Timeshare Property; the Assignment of Mortgage and each related endorsement of the related Mortgage Note constitutes a duly executed, legal, valid, binding and enforceable assignment or endorsement, as the case may be, of such related Mortgage and related Mortgage Note, and all monies due or to become due thereunder, and all proceeds thereof;

(i) with respect to the Obligor and a particular Timeshare Property purchased by such Obligor, there is only one original Mortgage and Mortgage Note, in the case of a Deeded Club Loan, and only one Finance Agreement or Owner Beneficiary Agreement, in the case of an Aruba Loan; all parties to the related Mortgage and the related Mortgage Note (and, in the case of an Aruba Loan, Finance Agreement or Owner Beneficiary Agreement) had legal capacity to enter into such Timeshare Loan Documents and to execute and deliver such related Timeshare Loan Documents, and such related Timeshare Loan Documents have been duly and properly executed by such parties; any amendments to such related Timeshare Loan Documents required as a result of any mergers involving the Seller or Bluegreen or any of their predecessors, to maintain the rights of the Seller or Bluegreen or their predecessors thereunder as a mortgagee (or a Seller, in the case of an Aruba Loan) have been completed;

(j) at the time the related Originator originated such Timeshare Loan to the related Obligor, such Originator had full power and authority to originate such Timeshare Loan and the Obligor or the Club Trustee had good and indefeasible fee title or good and marketable fee simple title, or, in the case of an Aruba Loan, a cooperative interest, as applicable, to the Timeshare Property related to such Timeshare Loan, free and clear of all Liens, except for Permitted Liens;

(k) the related Mortgage (or, in the case of an Aruba Loan, the related Finance Agreement or Owner Beneficiary Agreement) contains customary and enforceable provisions so as to render the rights and remedies of the holder thereof adequate for the realization against the related Timeshare Property of the benefits of the security interests or lender's contractual rights intended to be provided thereby, including (a) if the Mortgage is a deed of trust, by trustee's sale, including power of sale, (b) otherwise by judicial foreclosure or power of sale and/or (c) termination of the contract, retention of Obligor deposits and payments towards the related Timeshare Loan by the Originator or the lender, as the case may be, and expulsion from the Bluegreen Vacation Club, Inc.; in the case of the Deeded Club Loans, there is no exemption available to the related Obligor which would interfere with the mortgagee's right to sell at a trustee's sale or power of sale or right to foreclose such related Mortgage, as applicable;

(l) the related Mortgage Note is not and has not been secured by any collateral except the Lien of the related Mortgage;

(m) if a Mortgage secures a Timeshare Loan, the title to the related Timeshare Property is insured (or a binding commitment, which may be a blanket commitment, for title insurance, not subject to any conditions other than standard conditions applicable to all binding commitments, has been issued) under a mortgagee title insurance policy issued by a title insurer qualified to do business in the jurisdiction where the related Timeshare Property is located in a form generally acceptable to prudent originators of similar mortgage loans, insuring the Seller (or Bluegreen, as the case may be) or its predecessor and its successors and assigns, as to the first priority mortgage Lien of the related Mortgage in an amount equal to the original outstanding Loan Balance of such Timeshare Loan, and otherwise in form and substance acceptable to the Indenture Trustee; the Seller (or Bluegreen, as the case may be) or its assignees is a named insured of such mortgagee's title insurance policy; such mortgagee's title insurance policy is in full force and effect; no claims have been made under such mortgagee's title insurance policy and no prior holder of such Timeshare Loan has done or omitted to do anything which would impair the coverage of such mortgagee's title insurance policy; no premiums for such mortgagee's title insurance policy, endorsements and all special endorsements are past due;

(n) the Seller or Bluegreen has not taken (or omitted to take), and has no notice that the related Obligor has taken (or omitted to take), any action that would impair or invalidate the coverage provided by any hazard, title or other insurance policy on the related Timeshare Property;

(o) all applicable intangible taxes and documentary stamp taxes were paid as to the related Timeshare Loan;

(p) the proceeds of the Timeshare Loan have been fully disbursed, there is no obligation to make future advances or to lend additional funds under the originator's commitment or the documents and instruments evidencing or securing the Timeshare Loan and no such advances or loans have been made since the origination of the Timeshare Loan;

(q) the terms of each Timeshare Loan Document have not been impaired, waived, altered or modified in any respect, except (x) by written instruments which are part of the related Timeshare Loan Documents or (y) in accordance with the Credit Policy, the Collection Policy or the Servicing Standard (provided that no Timeshare Loan has been impaired, waived, altered, or modified in any respect more than once). No other instrument has been executed or agreed to which would effect any such impairment, waiver, alteration or modification; the Obligor has not been released from liability on or with respect to the Timeshare Loan, in whole or in part; if required by law or prudent originators of similar loans in the jurisdiction where the related Timeshare Property is located, all waivers, alterations and modifications have been filed and/or recorded in all places necessary to perfect, maintain and continue a valid first priority Lien of the related Mortgage subject only to Permitted Liens;

(r) other than if it is an Aruba Loan, the Timeshare Loan is principally and directly secured by an interest in real property;

(s) the Timeshare Loan was originated by Bluegreen or one of its Affiliates in the normal course of its business; the Timeshare Loan originated by Bluegreen or one of its Affiliates was underwritten in accordance with its underwriting guidelines and the Credit Policy; to Bluegreen's Knowledge, the origination, servicing and collection practices used by Bluegreen and its Affiliates with respect to the Timeshare Loan have been in all respects, legal, proper, prudent and customary;

(t) the related Timeshare Loan is assignable to and by the obligee and its successors and assigns and the related Timeshare Property is assignable upon liquidation of the related Timeshare Loan, without the consent of any other Person (including any Association, condominium association, homeowners' or timeshare association);

(u) the related Mortgage is and will be prior to any Lien on, or other interests relating to, the related Timeshare Property;

(v) to Bluegreen's Knowledge, there are no delinquent or unpaid taxes, ground rents (if any), water charges, sewer rents or assessments outstanding with respect to any of the Timeshare Properties, nor any other outstanding Liens or charges affecting the Timeshare Properties that would result in the imposition of a Lien on the Timeshare Property affecting the Lien of the related Mortgage or otherwise materially affecting the interests of the Indenture Trustee on behalf of the Noteholders in the related Timeshare Loan;

(w) other than with respect to delinquent payments of principal or interest 60 or fewer days past due as of the Cut-Off Date, there is no default, breach, violation or event of acceleration existing under the Mortgage, the related Mortgage Note or any other document or instrument evidencing, guaranteeing, insuring or otherwise securing the related Timeshare Loan, and no event which, with the lapse of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration thereunder; and the Seller or Bluegreen has not waived any such material default, breach, violation or event of acceleration under the Finance Agreement or Owner Beneficiary Agreement, Mortgage, the Mortgage Note or any such other document or instrument, as applicable;

(x) neither the Obligor nor any other Person has the right, by statute, contract or otherwise, to seek the partition of the Timeshare Property;

(y) the Timeshare Loan has not been satisfied, canceled, rescinded or subordinated, in whole or in part; no portion of the Timeshare Property has been released from the Lien of the related Mortgage, in whole or in part; no instrument has been executed that would effect any such satisfaction, cancellation, rescission, subordination or release; the terms of the related Mortgage do not provide for a release of any portion of the Timeshare Property from the Lien of the related Mortgage except upon the payment of the Timeshare Loan in full;

(z) the Seller and, to Bluegreen's Knowledge, each other party which has had an interest in the Timeshare Loan is (or, during the period in which such party held and disposed of such interest, was) in compliance with any and all applicable filing, licensing and "doing business" requirements of the laws of the state wherein the Timeshare Property is located to the extent necessary to permit the Seller to maintain or defend actions or proceedings with respect to the Timeshare Loan in all appropriate forums in such state without any further act on the part of any such party;

(aa) there is no current obligation on the part of any other person (including any buy down arrangement) to make payments on behalf of the Obligor in respect of the Timeshare Loan;

(bb) the related Associations were duly organized and are validly existing; a manager (the "Manager") manages such Resort and performs services for the Associations, pursuant to an agreement between the Manager and the respective Associations, such contract being in full force and effect; to Bluegreen's Knowledge, the Manager and the Associations have performed in all material respects all obligations under such agreement and are not in default under such agreement;

(cc) in the case of Bluegreen Owned Resorts (other than La Cabana Resort and Casa del Mar Resort) and to Bluegreen's Knowledge with respect to the Non-Bluegreen Owned Resorts, La Cabana Resort and Casa del Mar Resort, (i) the related Resort is insured in the event of fire, earthquake, or other casualty for the full replacement value thereof, and in the event that the Timeshare Property should suffer any loss covered by casualty or other insurance, upon receipt of any insurance proceeds, the Associations at the Resorts are required, during the time such Resort is covered by such insurance, under the applicable governing instruments either to repair or rebuild the portions of the Resort in which the Timeshare Property is located or to pay such proceeds to the holders of any related Mortgage secured by a Timeshare Property located at such Resort; (ii) the related Resort, if located in a designated flood plain, maintains flood insurance in an amount not less than the maximum level available under the National Flood Insurance Act of 1968, as amended or any applicable laws; (iii) the related Resort has business interruption insurance and general liability insurance in such amounts generally acceptable in the industry; and (iv) the related Resort's insurance policies are in full force and effect with a generally acceptable insurance carrier;

(dd) the obligee of each related Mortgage, and its successors and assigns, has the right to receive and direct the application of insurance and condemnation proceeds received in respect of the related Timeshare Property, except where the related condominium declarations, timeshare declarations, the Club Trust Agreement or applicable state law provide that insurance and condemnation proceeds be applied to restoration or replacement of the improvements or acquisition of similar improvements, as the case may be;

(ee) each rescission period applicable to the related Timeshare Loan has expired;

(ff) no selection procedures were intentionally utilized by the Seller in selecting the Timeshare Loan, which the Seller knew were materially adverse to the Depositor, the Indenture Trustee or the Noteholders;

(gg) the Units related to the Timeshare Loan in the related Resort have been completed in all material respects as required by applicable state and local laws, free of all defects that could give rise to any claims by the related Obligors under home warranties or applicable laws or regulations, whether or not such claims would create valid offset rights under the law of the State in which the Resort is located; to the extent required by applicable law, valid certificates of occupancy for such Units have been issued and are currently outstanding; the Seller or any of its Affiliates have complied in all material respects with all obligations and duties incumbent upon the developers under the related timeshare declaration (each a "Declaration"), as applicable, or similar applicable documents for the related Resort; no practice, procedure or policy employed by the related Association in the conduct of its business violates any law, regulation, judgment or agreement, including, without limitation, those relating to zoning, building, use and occupancy, fire, health, sanitation, air pollution, ecological, environmental and toxic wastes, applicable to such Association which, if enforced, would reasonably be expected to (a) have a material adverse impact on such Association or the ability of such Association to do business, (b) have a material adverse impact on the financial condition of such Association, or (c) constitute grounds for the revocation of any license, charter, permit or registration which is material to the conduct of the business of such Association; the related Resort and the present use thereof does not violate any applicable environmental, zoning or building laws, ordinances, rules or regulations of any governmental authority, or any covenants or restrictions of record, so as to materially adversely affect the value or use of such Resort or the performance by the related Association of its obligations pursuant to and as contemplated by the terms and provisions of the related Declaration; there is no condition presently existing, and, to Bluegreen's Knowledge, no event has occurred or failed to occur prior to the date hereof, concerning the related Resort relating to any hazardous or toxic materials or condition, asbestos or other environmental or similar matters which would reasonably be expected to materially and adversely affect the present use of such Resort or the financial condition or business operations of the related Association, or the value of the Notes;

(hh) except if such Timeshare Loan is listed on Schedule II(hh) hereto, the original Loan Balance of such Timeshare Loan does not exceed $35,000;

(ii) payments with respect to the Timeshare Loan are to be in legal tender of the United States;

(jj) all monthly payments (as applicable) made on the Timeshare Loan have been made by the Obligor and not by the Seller, Bluegreen or any Affiliates thereof on the Obligor's behalf;

(kk)  the Timeshare Loan relates to a Resort;

(ll)  the  Timeshare  Loan  constitutes   either  "chattel  paper",  a  "general
      intangible" or an "instrument" as defined in the UCC as in effect in all applicable jurisdictions;

(mm) the sale, transfer and assignment of the Timeshare Loan and the Related Security does not contravene or conflict with any law, rule or regulation or any contractual or other restriction, limitation or encumbrance, and the sale, transfer and assignment of the Timeshare Loan and Related Security does not require the consent of the Obligor;

(nn) each of the Timeshare Loan, the Related Security, related Assignment of Mortgage, related Mortgage, related Mortgage Note, related Finance Agreement or Owner Beneficiary Agreement (each as applicable) and each other related Timeshare Loan Document are in full force and effect, constitute the legal, valid and binding obligation of the Obligor thereof enforceable against such Obligor in accordance with its terms subject to the effect of bankruptcy, fraudulent conveyance or transfer, insolvency, reorganization, assignment, liquidation, conservatorship or moratorium, and is not subject to any dispute, offset, counterclaim or defense whatsoever;

(oo) the Timeshare Loan relates to a Completed Unit; the Timeshare Loan and the Related Security do not, and the origination of each Timeshare Loan did not, contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to usury, retail installment sales, truth in lending, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no party thereto has been or is in violation of any such law, rule or regulation in any material respect if such violation would impair the collectibility of such Timeshare Loan and the Related Security; no Timeshare Loan was originated in, or is subject to the laws of, any jurisdiction under which the sale, transfer, conveyance or assignment of such Timeshare Loan would be unlawful, void or voidable;

(pp) to Bluegreen's Knowledge, (i) no bankruptcy is currently existing with respect to the Obligor, (ii) the Obligor is not insolvent and (iii) the Obligor is not an Affiliate of Bluegreen;

(qq) except if such Timeshare Loan is listed on Schedule II(qq) hereto, the Timeshare Loan shall not have a Timeshare Loan Rate less than 6% per annum;

(rr) except in the case of certain 50/50 Loans or an Upgrade Club Loan, the Obligor has made at least one required payment with respect to the Timeshare Loan (not including any down payment);

(ss)  if a Resort  (other  than La Cabana  Resort) is subject to a  construction
      loan,  the   construction   lender  shall  have  signed  and  delivered  a
      non-disturbance agreement (which may be contained in such lender's mortgage) pursuant to which such construction lender agrees not to foreclose on any Timeshare Properties relating to a Timeshare Loan or by the terms of the construction loan, such Timeshare Property has been released from the lien created thereby, which have been sold pursuant to this Agreement;

(tt) the Timeshare Properties and the related Resorts are free of material damage and waste and are in good repair, ordinary wear and tear excepted, and fully operational; there is no proceeding pending or threatened for the total or partial condemnation of or affecting any Timeshare Property or taking of the Timeshare Property by eminent domain; the Timeshare Properties and the Resorts in which the Timeshare Properties are located are lawfully used and occupied under applicable law by the owner thereof;

(uu) the portions of the Resorts in which the Timeshare Properties are located which represent the common facilities are free of material damage and waste and are in good repair and condition, ordinary wear and tear excepted;

(vv) no foreclosure or similar proceedings have been instituted and are continuing with respect to any Timeshare Loan or the related Timeshare Property;

(ww) with respect to the Aruba Loans only, Bluegreen shall own, directly or indirectly, 100% of the economic and voting interests of the Aruba Originator;

(xx) the Timeshare Loan does not have an original term to maturity in excess of 120 months;

(yy) to Bluegreen's Knowledge, the capital reserves and maintenance fee levels of the Associations related to the Resorts are adequate in light of the operating requirements of such Associations;

(zz) except as required by law, the Timeshare Loan may not be assumed without the consent of the obligee;

(aaa) for each Club Loan, the Obligor under the Timeshare Loan does not have its rights under the Club Trust Agreement suspended;

(bbb) the payments under the Timeshare Loan are not subject to withholding taxes imposed by any foreign governments;

(ccc) each entry with respect to the Timeshare Loan as set forth on Schedule II and Schedule III hereof is true and correct. Each entry with respect to a Qualified Substitute Timeshare Loan as set forth on Schedule II and
      Schedule III hereof, as revised, is true and correct;

(ddd) if the Timeshare Loan relates to a Timeshare Property located in Aruba, a notice has been mailed or will be mailed within 30 days of the Closing Date or the related Transfer Date, as applicable, to the related Obligor indicating that such Timeshare Loan has been transferred to the Depositor and has ultimately been transferred to the Issuer and pledged to the Indenture Trustee for the benefit of the Noteholders;

(eee) no broker is, or will be, entitled to any commission or compensation in connection with the transfer of the Timeshare Loans hereunder.

(fff) if the related Obligor is paying its scheduled payments by pre-authorized debit or charge, such Obligor has executed an ACH Form substantially in the form attached hereto as Exhibit C;

(ggg) if such Timeshare Loan relates to a Timeshare Property located in the State of Michigan and was originated prior to Bluegreen obtaining a license under the Michigan Mortgage Brokers, Lenders and Servicers Licensing Act, Bluegreen shall have confirmed that the interest rate on such Timeshare Loan is enforceable in the manner specified as effective in an opinion by Michigan local counsel;

(hhh) if such Timeshare Loan is a 50/50 Loan, the related Obligor has made a downpayment of at least 50%, the balance of the 50/50 Loan is due no later than the one year anniversary of the origination date of such 50/50 Loan and the coupon rate is at least 8.25% per annum;

(iii) if the Timeshare Loan is an Aruba Non-Club Loan, such Timeshare Loan was originated prior to January 26, 2004; and

(jjj) if the Timeshare Loan is an Aruba Club Loan, such Timeshare Loan was originated on or after January 26, 2004.

                                   Schedule II

                                   Exceptions

                                  Schedule III

                           Schedule of Timeshare Loans


                                      III-1

                                   Schedule 5

      The Tennessee Audit Division (the "Division") has advised Bluegreen that rather than attempting to impose a sales tax on sales of vacation ownership interests in Tennessee, it intends to seek to impose a sales tax on the use of accommodations in Bluegreen's Tennessee properties by owners who became members of Bluegreen Vacation Club through the purchase of non-Tennessee timeshare interests. The Division has audited the period from December 1, 2001 through December 21, 2004. Bluegreen has been advised verbally that the Division has assessed sales taxes of approximately $650,000 for the period under audit for transient use of Bluegreen Vacation Club properties. In the past, the timeshare industry has been successful in avoiding the imposition by various states of sales tax on the reservation and use of accommodations by timeshare owners. Bluegreen intends to vigorously challenge the assessment of sales taxes by the Division; however, there is no assurance that Bluegreen will be successful in challenging the assessment.

      Bluegreen Southwest One, L.P., ("Southwest"), a subsidiary of Bluegreen, is the developer of the Mountain Lakes subdivision in Texas. One of the lakes that is an amenity in the development has not filled to the expected level. This condition has resulted in consumer complaints from property owners. Southwest is investigating the causes for the failure of the lake to fill. Bluegreen is unable to predict the results of this investigation, the potential cost to correct the condition or the consequences in the event that the condition cannot be corrected.

      Also related to the Mountain Lakes subdivision is litigation related to the development of mineral rights within the subdivision. In April 2006, in Lesley, et al v. Bluegreen Southwest One, L.P. acting through its general partner Bluegreen Southwest Land, Inc., et al, Cause No. 28006 District Court of the 266th Judicial District, Erath County, Texas, plaintiffs filed a First Amended Original Petition (April 2006). Pursuant to this First Amended Original Petition, plaintiffs seek to develop mineral interests in the Mountain Lakes subdivision and to recover damages from Southwest, alleging breach of contract, breach of fiduciary duty, tortious interference with existing and prospective relationships and intentional invasion or interference with property rights by Southwest, for allegedly interfering with the development of mineral rights held by plaintiffs. Plaintiffs' claims against Bluegreen Southwest One, L.P. total in the aggregate $25 million. The property owners association has officially filed a cross complaint against Bluegreen, Southwest and individual directors of the property owners association asserting various tort claims. While no assurances can be given with respect to the outcome of litigation, based on the information currently available, Bluegreen believes that the claims lack merit and intends to vigorously defend itself in this matter.

      A number of shares of Bluegreen's publicly traded common stock was recently acquired by Central Florida Investments, Inc., David A. Siegel and David A. Siegel Revocable Trust (collectively, "CFI"). Bluegreen's Board of Directors (the "Board"), after considering the best interests of the corporation, adopted a shareholder rights plan. Bluegreen has initiated litigation (i) challenging the manner in which the shares were acquired and (ii) seeking a determination that the shareholder rights plan is valid and enforceable. CFI has counterclaimed alleging breach of fiduciary duty.


                                   Schedule 5

                                    Exhibit A

                                  Waiver Letter


                                    Exhibit A

                                    Exhibit B

                              Club Trust Agreement


                                    Exhibit B

                                    Exhibit C

                                    ACH Form


                                    Exhibit C